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                                                                   Exhibit 13(q)

                                 AMENDMENT NO. 2

                                       To

                             PARTICIPATION AGREEMENT

                                      Among

                           LSA VARIABLE SERIES TRUST,

                            LSA ASSET MANAGEMENT LLC

                                       And

                         ALLSTATE LIFE INSURANCE COMPANY


     THIS AGREEMENT (the "Agreement"), made and entered into as of the 2nd day of September 2002, by and among Allstate Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of one or more of its separate accounts, LSA Variable Series Trust (the "Fund") and LSA Asset Management LLC (the "Manager").

     WHEREAS, effective October 10, 2001, the parties hereto entered into a participation agreement ("Participation Agreement") which describes, among other things, the respective duties and obligations of the Company, the Fund and the Manager; and

     WHEREAS, the Participation Agreement was amended by Amendment No. 1 thereto effective as of June 1, 2002;

     WHEREAS, the parties agree that the Participation Agreement should be further amended in accordance with the terms of this Agreement;

     NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Manager and the Company agree as follows:

     Section 1. AMENDMENT TO SCHEDULE 1, SCHEDULE 2 AND SCHEDULE 3

     1.1 Unless otherwise indicated, defined terms used in this Agreement shall have the meanings ascribed to them in the Participation Agreement.

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     1.2  The parties agree that, effective as of the date of this Agreement,
Schedule 1, Schedule 2 and Schedule 3 of the Participation Agreement are hereby deleted in their entirety and shall be replaced with the following schedules:

                                   SCHEDULE 1

                                SEPARATE ACCOUNTS

                 Allstate Financial Advisors Separate Account 1
               Allstate Life Insurance Company Separate Account A


                                   SCHEDULE 2

                              AUTHORIZED PORTFOLIOS

                1.  LSA Variable Series Trust Aggressive Growth Fund*
                2.  LSA Variable Series Trust Balanced Fund
                3.  LSA Variable Series Trust Basic Value
                4.  LSA Variable Series Trust Blue Chip Fund
                5.  LSA Variable Series Trust Capital Appreciation Fund
                6.  LSA Variable Series Trust Disciplined Equity
                7.  LSA Variable Series Trust Diversified Mid-Cap Fund
                8.  LSA Variable Series Trust Emerging Growth Equity Fund
                9.  LSA Variable Series Trust Focused Equity Fund*
                10. LSA Variable Series Trust Growth Equity Fund
                11. LSA Variable Series Trust Mid Cap Value Fund*
                12. LSA Variable Series Trust Value Equity Fund

* Previously made available as an underlying separate account investment option.

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                                   SCHEDULE 3

                                    CONTRACTS

                 Allstate Financial Personal Retirement Manager
                                Allstate Advisor
                              Allstate Advisor Plus
                           Allstate Advisor Preferred
                              Allstate Advisor Apex

     Section 2. MISCELLANEOUS

     2.1 The captions in this Agreement are included for convenience of reference only and do not define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     2.2 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all such counterparts, taken together, shall constitute one and the same instrument.

     2.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of the Agreement shall not be affected thereby.

     2.4 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the parties hereto are entitled under applicable state and federal laws.

     2.5 This Agreement sets forth the entire agreement and understanding between the parties and supercedes all prior communications, agreements and understandings, oral or written, between the parties regarding the subject matter hereof. In the event of any conflict

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between the terms of this Agreement and the Participation Agreement, then the terms of this Agreement shall supercede such conflicting terms of the Participation Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and ratified in its name, and on its behalf, by its duly authorized representative as of the day and year first above written.


ALLSTATE LIFE INSURANCE COMPANY

By:      /s/ John Lounds
        ----------------------------------

Title:   Sr. Vice President
        ----------------------------------


LSA VARIABLE SERIES TRUST

By:      /s/ John Hunter
        ----------------------------------

Title:   President
        ----------------------------------


LSA ASSET MANAGEMENT LLC

By:      /s/ Jeanette Donahue
        ----------------------------------

Title:   Chief Operating Officer
        ----------------------------------